Exhibit 5.1(b)

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657

June 4, 2021

The Board of Directors

Power REIT

301 Winding Road

Old Bethpage, New York 11804

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Power REIT, a Maryland-domiciled real estate investment trust (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus “), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to $100,000,000 of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (“Common Stock”), including shares of Common Stock as may from time to time be issued upon conversion or exchange of Preferred Stock (as defined below) or the exercise of Warrants or Units (each as defined below); (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), in one or more series; (iii) warrants for the purchase of Common Stock or Preferred Stock (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”) in the forms to be filed as exhibits to the Registration Statement; (iv) rights (the “Rights”) and (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”).

The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units plus any additional Common Stock, Preferred Stock, Warrants, Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

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In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement and the Base Prospectus; (b) the Declaration of Trust of Power REIT, dated August 25, 2011, as amended and restated on November 28, 2011, as supplemented on February 12, 2014, and as supplemented on January 8, 2021 (collectively, the “Charter”), which have been filed with the Maryland State Department of Assessments and Taxation (“SDAT”); (c) the Bylaws of the Company, dated October 20, 2011 (the “Bylaws”), certified as of the date hereof by an officer of the Company; and (d) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration and issuance of the Securities. In addition, we have examined the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials. We have not independently verified such information and assumptions.

In expressing the opinions set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement, free writing prospectus or term sheet will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting, warrant, deposit, unit or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein and (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

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We have assumed that each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Warrant Agent or Unit Agent, as the case may be, and that any Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Warrant Agent or Unit Agent, as the case may be.

We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the Unit Agreements and the Units, and that such choice in each case is a valid and legal provision. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Warrants offered by the Company (the “Offered Warrants”), when (i) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Warrants and their issuance and sale have been duly established and are then in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2. With respect to any Units offered by the Company (the “Offered Units”), when (i) a Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Units and of their issuance and sale have been duly established and are then in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the Charter or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold or otherwise distributed in accordance with the applicable Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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The opinions set forth above are each subject to the effects of: (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

This opinion is limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1(b) to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Respectfully submitted,

/s/ Gracin & Marlow, LLP

Gracin & Marlow, LLP

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